Exhibit 99.1

Union First Market Bankshares Announces New Directors and Executive Officers

Richmond, Va., December 17, 2013 – Union First Market Bankshares Corporation today announced the election of eight new members to its board of directors and two new executive officers effective upon the completion of its acquisition of StellarOne Corporation.

“It is important to have leaders with a diverse set of skills and backgrounds to serve on the board of directors,” said Ronald L. Hicks, chairman of the board of Union First Market Bankshares. “We are excited to add experienced directors from across the Commonwealth to the board and look forward to working together to build Virginia’s next great bank.”

•	Glen C. Combs, 67, former vice president of Acosta Sales, a sales, marketing, and service company for grocery retailers in Roanoke.
•	Beverley E. Dalton, 65, owner of English Construction Company in Lynchburg.
•	Gregory L. Fisher, 64, president and owner of Eddins Ford, Inc., an automobile dealership in Madison.
•	Jan S. Hoover, 57, president of Arehart Associates, Ltd., an accounting services and financial consulting company in Waynesboro.
•	Alan W. Myers, 63, former senior vice president for Omni Services, Inc., a holding company for several subsidiaries, including companies engaged in textile rental, restroom services, first aid supply distribution, and catalog sales of work garments in Culpeper.
•	Dr. Raymond D. Smoot, Jr., 66, former chief executive officer of Virginia Tech Foundation, Inc. in Blacksburg and chairman of StellarOne Corporation board.
•	Dr. Charles W. Steger, 66, president and chief executive officer of Virginia Polytechnic Institute and State University in Blacksburg.
•	Keith L. Wampler, 55, chairman of the board, PBMares, LLP, Certified Public Accountants, in Fredericksburg.

As previously announced, Dr. Raymond D. Smoot, Jr., will become the chairman of the board of directors and Ronald L. Hicks will become the vice-chairman of the board.

The Company’s board of directors also appointed David G. Bilko, 54, as executive vice president and chief risk officer and Jeffrey W. Farrar, 53, as executive vice president of wealth management, insurance and mortgage effective upon the close of the acquisition.

“Adding Jeff and Dave to our executive management group brings two experienced senior leaders to the team,” said G. William Beale, president and chief executive officer of Union First Market Bankshares. “While we understand that managing risk is everyone’s job, Dave will enable Union to better focus on enterprise risk concerns and ensure compliance with the heightened regulatory climate. By bringing the groups that drive our non-interest income together, Jeff will focus on building synergies between those teams and the bank and to look for new opportunities to grow non-interest income.”

Union First Market Bankshares

December 17, 2013

Page Two

ABOUT UNION FIRST MARKET BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union First Market Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union First Market Bank, which has 90 branches and more than 150 ATMs throughout Virginia. Non-bank affiliates of the holding company include: Union Investment Services, Inc., which provides full brokerage services; Union Mortgage Group, Inc., which provides a full line of mortgage products; and Union Insurance Group, LLC, which offers various lines of insurance products. Union First Market Bank also owns a non-controlling interest in Johnson Mortgage Company, L.L.C.

Additional information on the Company is available at http://investors.bankatunion.com

Forward-Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of Union and StellarOne Corporation (“StellarOne”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of Union and StellarOne and the resulting company, include but are not limited to: (1) the businesses of Union and/or StellarOne may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by Union or StellarOne with the SEC. Union and StellarOne undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contact: Bill Cimino (804) 448-0937, VP and Director of Corporate Communications